FIRST FINANCIAL HOLDINGS, INC.
                            34 Broad Street
                        Charleston, S. C. 29401
                             843-529-5933


                           December 23, 1998





Dear Shareholder:

   You are cordially invited to attend the 1999 Annual Meeting of Shareholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South
Carolina, on Wednesday, January 27, 1999, at 5:30 p.m., South Carolina time.

   The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions shareholders may have.

   To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy ballot in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.


                         Sincerely,

                         /s/ A. Thomas Hood

                         A. Thomas Hood
                         President and Chief Executive Officer

                    FIRST FINANCIAL HOLDINGS, INC.
                            34 Broad Street
                   Charleston, South Carolina  29401
                             843-529-5933

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           JANUARY 27, 1999


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders
("Meeting") of First Financial Holdings, Inc. ("Corporation") will be held at the main office of the Corporation at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 27, 1999, at 5:30 p.m., South Carolina time for the following purposes:

   1.   To elect four directors of the Corporation;  and

   2. To consider and act upon other matters as may properly come before the Meeting or any adjournments thereof.

NOTE:   The Board of Directors is not aware of any other business to come before the Meeting.

   Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned.
Shareholders of record at the close of business on November 30, 1998, are entitled notice of and to vote at the Meeting and any adjournments or postponements thereof.

   You are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote in person at the Meeting.



                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Phyllis B. Ainsworth

                         PHYLLIS B. AINSWORTH
                         SECRETARY


Charleston, South Carolina
December 23, 1998

 IMPORTANT:  THE PROMPT RETURN OF THE SIGNED PROXY WILL SAVE THE
 CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN
 ORDER TO ENSURE  A QUORUM.  A SELF-ADDRESSED ENVELOPE IS
 ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF
 MAILED IN THE UNITED STATES.

                            PROXY STATEMENT
                                  OF
                    FIRST FINANCIAL HOLDINGS, INC.
                            34 Broad Street
                   Charleston, South Carolina  29401
                             843-529-5933

                    ANNUAL MEETING OF SHAREHOLDERS
                           JANUARY 27, 1999


   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 27, 1999, at 5:30 p.m., South Carolina time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about December 23, 1998.

   First Financial operates as a multiple savings and loan holding company for First Federal Savings and Loan Association of Charleston ("First Federal") and Peoples Federal Savings and Loan Association, Conway, South Carolina ("Peoples Federal") (collectively, the
"Associations").


REVOCATION OF PROXIES

   Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 34 Broad Street, Charleston, South Carolina 29401, or the filing of a later proxy, to be received prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of First Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth in the following pages.


            VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   Shareholders of record as of the close of business on November 30, 1998, are entitled to one vote for each share then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of November 30, 1998, the Corporation had 13,599,525 shares of common stock ("Common Stock") issued and outstanding.

   Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of September 30, 1998, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the Corporation's outstanding shares of Common Stock at September 30, 1998. The table also sets forth information as to the shares of Common Stock beneficially owned by each director of the Corporation, by the Chief Executive Officer of the Corporation, by the Corporation's or the Associations' four other most highly compensated executive officers ("Named Executive Officers") and by all executive officers and directors of the Corporation as a group.
 Name and                                 Amount and      Percent of
 Address of                                 Nature          Shares
 Beneficial Owner                       of Beneficial     of Capital
                                          Ownership         Stock
                                           (1),(3)       Outstanding


 Dimensional Fund Advisors, Inc. (2)         806,900        5.91%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, California  90401

 Non-Employee Directors

 Gary C.  Banks, Jr.                          55,942         (4)
 Paula Harper Bethea                           7,832         (4)
 Paul G.  Campbell, Jr.                       14,033         (4)
 A.  L.  Hutchinson, Jr.                     239,120        1.75%
 Thomas J. Johnson                             1,905         (4)
 James C.  Murray                             38,337         (4)
 D.  Kent Sharples                            31,596         (4)
 D.  Van Smith                                73,004         (4)
 Thomas E.  Thornhill                         33,696         (4)

 Named Executive Officers

 A. Thomas Hood                              205,114        1.49%
 George N. Magrath, Jr.                       60,294         (4)
 Charles F. Baarcke, Jr.                      65,064         (4)
 John L. Ott, Jr.                            124,531         (4)
 Susan E. Baham                               90,791         (4)

 All Executive Officers and Directors      1,041,259        7.46%
     as a group (14 persons)

 (1)Unless otherwise indicated, all shares are owned directly by the named persons or by the persons indirectly through spousal ownership, or through a trust, corporation or association, or as custodians or trustees for the shares of minor children. The named persons effectively exercise voting and investment power over such shares.
 (2)Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 806,900 shares of the Corporation's Common Stock as of September 30, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
 (3)Includes options awarded under the Corporation's Directors Stock Options-for-Fees Plan that are exercisable within 60 days of November 30, 1998, for the following directors: Mr. Banks - 28,318 shares; Mr. Johnson - 1,905 shares; Mrs. Bethea - 5,979 shares; Mr. Campbell - 3,809 shares; Mr. Murray - 32,508 shares; Dr. Sharples - 27,507 shares; Mr. Smith - 3,798 shares; and Mr. Thornhill - 3,310 shares. In addition, Mr. Hutchinson has 27,000 options available for exercise which were granted under the Corporation's 1990 Stock Option and Incentive Plan when Mr. Hutchinson was President of the Corporation. Also includes 73,600, 20,100, 8,300, 30,300, 35,400 and 301,834 shares of
    Common Stock that may be received upon the exercise of stock options, which are exercisable within 60 days of November 30, 1998, for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham and all executive officers and directors as a group, respectively.
 (4)Less than one percent.

                  PROPOSAL I - ELECTION OF DIRECTORS

   The Corporation's Board of Directors ("Board") is currently composed of 10 members. At the Meeting, four directors will be elected to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors Thomas J. Johnson, James C. Murray, D. Kent Sharples and D. Van Smith each for three-year terms. Upon the retirement of Director Thomas E. Thornhill on January 27, 1999, the number of directors will be changed from 10 to 9. All nominees are currently members of the Board.

   If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the Board may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS OF THE CORPORATION.

   The following table sets forth certain information regarding the nominees for election at the Annual Meeting as well as information regarding those directors continuing in office after the Annual
Meeting.

                                        Year First Elected   Year Term
             Name             Age (1)      Director (2)       Expires

                            Board Nominees


Thomas J. Johnson                48            1998           2002 (4)

James C. Murray (3)              59            1991           2002 (4)

D. Kent Sharples (5)             55            1992 (6)       2002 (4)

D. Van Smith (3)                 67            1968           2002 (4)

                    Directors Continuing in  Office


A. Thomas Hood (3),(5)           52            1987           2000

A. L. Hutchinson, Jr. (3),(5)    64            1985           2000

Gary C. Banks, Jr. (3)           64            1987           2001

Paula Harper Bethea (3)          43            1996           2001

Paul G. Campbell, Jr. (3)        52            1991           2001


 (1)As of September 30, 1998.
 (2)Includes prior service, as applicable, on the Board of Directors of First Federal.
 (3)Also serves as a Director of First Federal.
 (4)Assuming re-election at the Meeting.
 (5)Also serves as a Director of Peoples Federal.
 (6)Does not include prior service on Board of Directors of Peoples
    Federal.

   The following discussion presents information with respect to the nominees at the Meeting:

   THOMAS J. JOHNSON is President, Chief Executive Officer and Owner of F & J Associates, a company that owns and operates automobile dealerships in South and North Carolina. He serves on the Board of Trustees for Horry Georgetown Technical College Foundation, The Board of Visitors of the Coastal Carolina University School of Business and the South Carolina Business Resources Board. He is a member of the National Automobile Dealers Association, the South Carolina Automobile Dealers Association and the Ford Lincoln Mercury Dealers Association. He is active in community service as a member of the South Carolina Minority Business Network, as a member of the Board of Trustees of Shaw University and as a member of the Conway, South Carolina and Myrtle Beach, South Carolina Chambers of Commerce.

   JAMES C. MURRAY has served as a Director of First Financial since 1991. Mr. Murray, a Registered Professional Engineer, has been President and Chief Executive Officer since 1980 and Chairman of the Board of Directors since 1984 of Utilities Construction Company, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast. Mr. Murray is active in numerous civic associations, including serving as President of the Coastal Carolina Council of the Boy Scouts of America and as a Director on the Boy Scouts of America Southern Regional Executive Board, which governs 13 states. Having served as a Director and Treasurer for the Trident United Way, Mr. Murray served as the 1996 Trident United Way Campaign Chairman and will be President of Trident United Way for the 1999 year. He is active in the South Carolina Chamber of Commerce and Trident Technical College Foundation, of which he previously served as President.

   D. KENT SHARPLES has served as a Director of Peoples Federal since 1985. Since 1980, Dr. Sharples has been President of Horry-Georgetown Technical College, Conway, South Carolina. He has been active in numerous civic associations, serving as President of the United Way of Horry County, President of the Myrtle Beach Rotary Club, Chairman of the Horry County Economic Development Board, Chairman of the Subcommittee of the Area Transportation Council, a member of the Board of Directors of Grand Strand YMCA, a member of the Myrtle Beach Chamber of Commerce, and a member of the Georgetown Propeller Club. Dr. Sharples was also appointed by then Secretary of Labor Dole to serve as a member of the Secretary's Advisory Commission.

   D. VAN SMITH has served as a Director of First Federal for 30 years and as Chairman of the Board since January 1988. He is Chairman and co-owner of Van Smith Company, Inc., a concrete company. Mr. Smith is also President and owner of Smith and Smith, Inc., an investment property company. He is a member of several professional and social organizations.

   The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

   A. Thomas Hood has been President and Chief Executive Officer of the Corporation since July 1, 1996, and of First Federal since
February 1, 1995. Previously he served in various capacities for the Corporation and First Federal.

   A. L. Hutchinson, Jr. has been Vice Chairman of the Corporation and First Federal since February 1, 1995. Previously he served as
President and Chief Executive Officer and in other various capacities for the Corporation and First Federal.

   Gary C. Banks, Jr. is a Director and retired Executive Vice
President of Banks Construction Company, which specializes in highway construction.

   Paula Harper Bethea is the Director of Client Relations and
Development for Bethea, Jordan & Griffin, P.A. of Hilton Head Island, South Carolina, a law firm.

   Paul G. Campbell, Jr. is Executive Vice President for Alcoa-Mt. Holly, South Carolina, a leading primary aluminum reduction company in the United States.


           MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   The Board conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended September 30, 1998, the Board held 13 meetings. No director of First Financial attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for the Corporation, except for Mr. Smith who was absent from three Board meetings and the Nominating Committee meeting.

   The Executive Committee of the Corporation, composed of Messrs. Smith, Hood, Hutchinson, Murray and Sharples did not meet during the fiscal year ended September 30, 1998.

   The Audit Committee of the Corporation, composed of Messrs.
Sharples, Banks, Thornhill and Campbell, meets quarterly to study the findings of the Corporation's independent auditors and internal auditor and to evaluate policies and procedures relating to internal controls. This Committee met four times during the fiscal year ended September 30, 1998.

   The Compensation/Benefits Committee of the Corporation, composed of Messrs. Murray, Hutchinson, Johnson and Mrs. Bethea, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held six meetings during the fiscal year ended September 30, 1998.

   Article II, Section 14 of the Corporation's Bylaws provides that the Board shall act as a nominating committee for selecting the management nominees for election as directors. Such section of the Bylaws provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." The Board held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1998.


                        DIRECTORS' COMPENSATION

   During the fiscal year ended September 30, 1998, non-management members of the Board of Directors of the Corporation received a fee of $8,040 except the Chairman, who received a fee of $9,600. Non-management members of the First Federal Board received $10,800 except the Chairman, who received $12,900. No additional fees are paid to directors who serve on the committees appointed by the Board. No fees are paid to officers of First Financial who serve on the Board of Directors of the Corporation. Non-management members of the Peoples Federal Board received a fee of $10,380 during the fiscal year ended September 30, 1998, except for the Chairman, who received $12,600.
The members of management who serve on the Peoples Federal Board receive no additional compensation.

   Effective October 1, 1994, non-management directors of the Corporation, First Federal and Peoples Federal were offered the opportunity to participate in the 1994 Outside Directors Stock
Options-for-Fees Plan, approved by the shareholders at the January 25, 1995, Annual Meeting. In fiscal 1998, nine Directors (excluding
Emeritus and Advisory Directors) participated in the Plan, deferring $88,790 in fees.

   The Performance Equity Plan for Non-Employee Directors was approved by shareholders at the January 22, 1997, Annual Meeting of Shareholders. Performance targets for the second plan year resulted in the award of 442 shares to the eight directors of First Federal.


                          MANAGEMENT REMUNERATION

Summary Compensation Table.

   The following information is furnished for the Corporation's Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended September 30, 1998.

                                     SUMMARY COMPENSATION TABLE*
                                                                          Long-Term
                                            Annual Compensation         Compensation
                                                                           Awards
                                                         Other Annual                    All Other
                                        Salary    Bonus  Compensation   Stock Options  Compensation
  Name and Principal Position   Year      ($)      (1)     ($) (2)         (#) (3)        ($) (4)

A. Thomas Hood                  1998    196,386  24,219       --            2,400          16,950
President and Chief Executive   1997    186,114  28,646       --           10,000          12,898
Officer of the Corporation and  1996    176,006    --         --            6,000          10,240
First Federal

George N. Magrath, Jr.          1998    128,281  15,616       --            2,000          10,618
President and Chief Executive   1997    123,379    --         --            6,500          10,397
Officer of Peoples Federal      1996    111,028    --         --            4,000           9,351

Charles F. Baarcke, Jr.         1998    137,546  19,972       --            2,000          11,530
Senior Vice President of the    1997    131,066  19,167       --             --             8,987
Corporation and First Federal   1996    127,866    --         --            4,000           6,761

John L. Ott, Jr.                1998    143,879  18,557       --            2,000          14,639
Senior Vice President of the    1997    136,260  23,836       --             --            11,411
Corporation and First Federal   1996    131,441    --         --            4,000           8,649

Susan E.  Baham                 1998    113,414  11,463       --            2,000          11,547
Senior Vice President and       1997    105,589  15,477       --            6,000           8,301
Chief Financial Officer of the  1996     89,680    --         --            3,000           6,581
Corporation and First Federal

* All compensation, except for the compensation of George N. Magrath, Jr., is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the Named
Executive Officer on Corporation business.  Mr. Magrath is compensated by Peoples Federal.

(1) Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.
(2) Excludes perquisites which did not exceed $50,000 or 10% of salary and bonus.
(3) Adjusted for two-for-one Stock Split on March 27, 1998.
(4) Represents total 401(k) and profit sharing plan contributions paid by the Corporation in fiscal year.

Option Grants Table.

                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                                                  Realizable Value
                                Individual Grants                                 at Assumed Annual
                                                                                   Rates of Stock
                                      % of Total                                 Price Appreciation
                                       Options                                     for Option Term
                           Options    Granted to
                           Granted   Employees in     Exercise      Expiration      5%        10%
      Name                 (#)(1)     Fiscal Year  Price ($/Sh)(1)     Date       ($)(2)    ($)(2)
 A. Thomas Hood             2,400        2.97          18.625        10/23/07     28,116    71,244
 George N. Magrath, Jr.     2,000        2.47          18.625        10/23/07     23,430    59,370
 Charles F. Baarcke, Jr.    2,000        2.47          18.625        10/23/07     23,430    59,370
 John L. Ott, Jr.           2,000        2.47          18.625        10/23/07     23,430    59,370
 Susan E.  Baham            2,000        2.47          18.625        10/23/07     23,430    59,370

(1) Adjusted for two-for-one Stock Split on March 27, 1998.
(2) The dollar amounts indicated in these columns are the result of calculations assuming 5% and
    10% growth rates as required by the rules of the Securities and Exchange Commission ("SEC").
    These growth rates are not intended by First Financial to forecast future appreciation, if any, of the price of First Financial Common Stock.  The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Option Exercise Table.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FISCAL YEAR END OPTION VALUES

                                                                            Value of
                                                       Number of          Unexercised
                             Shares                    Unexercised        In-the-Money
                            Acquired                Options at Fiscal  Options at Fiscal
                              on         Value          Year End          Year End (2)
                            Exercise   Realized       Exercisable/        Exercisable/
           Name               (1)         ($)       Unexercisable (1)  Unexercisable ($)
 A. Thomas Hood              11,104     208,190         73,600/--          749,738/--
 George N. Magrath, Jr.       -0-         -0-           20,100/--          145,936/--
 Charles F. Baarcke, Jr.     6,500      104,813          8,300/--           49,062/--
 John L. Ott, Jr.            3,050       67,579         30,300/--          263,705/--
 Susan E.  Baham             7,200      129,150         35,400/--          352,119/--

 (1)Shares have been adjusted for two-for-one Stock Split on March 27, 1998, when applicable.
 (2)The values shown equal the difference between the exercise price of unexercised in-
    the-money options and the closing market price ($17.00) of the underlying Common
    Stock at September 30, 1998.  Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

   During fiscal 1993, the Stock Option Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400%, 200% and 100% for the President, Senior Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of seven management members, all of which have been management members for less than five years.


Employment Agreements.

   First Federal entered into an employment agreement ("Agreement") with Mr. Hood on July 30, 1987, which Agreement was subsequently amended on September 29, 1988, October 1, 1993, and September 26, 1996, and includes First Financial as a party to the Agreement since 1993. Additionally, First Federal and First Financial entered into three-year Agreements with Messrs. Baarcke and Ott on October 1, 1993. On the same date, Peoples Federal and First Financial entered into an employment agreement with Mr. Magrath for a term of three years. On September 26, 1996, First Federal and First Financial entered into a three-year Agreement with Mrs. Baham. The Agreements of Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham provide for a salary of not less than $175,620, $93,600, $104,220, $112,080 and $88,448 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board. The terms of the Agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Federal, Peoples Federal and First Financial, as appropriate, prior to the anniversary date of the Agreements. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision regulations. Each of the Agreements is also terminable by First Federal, Peoples Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control (as defined in each Agreement) of the Corporation followed by the involuntary termination of employment (or voluntary termination of employment in certain circumstance) of the executive following such change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or 2.99 times the average of the prior five years' salaries for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham. At September 30, 1998, Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham would have received approximately $481,760; $340,653; $305,792; $359,322; and $260,465, respectively, if their employment were terminated subsequent to change in control.


Report of the Compensation Committee.

   The Compensation/Benefits Committees of the Boards of Directors of the Corporation, First Federal and Peoples Federal are composed entirely of independent directors. The Corporation's Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of the Associations' Compensation Committees. Performance of the Corporation and the individual is evaluated and compensation is set accordingly.

   It is the policy of First Federal and Peoples Federal that the performance of senior management be evaluated using the same established criteria which are used for the staff and that the salary structure for the executive officers be included in the salary structure of the Associations. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Associations while the Chief Executive Officers of the Associations evaluate the performance of other senior officers of the respective Associations. Salary increases are recommended to the Committee based on these evaluations. The Committee reviews the evaluations and sets the salaries for the coming year.

   The Compensation Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Corporation and the Associations. Compensation policies must promote the attraction and retention of highly-qualified executives and the motivation of these executives to achieve financial and other goals that result in the success of the Corporation and the Associations and the enhancement of long-term shareholder value.

   In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on return on shareholders' equity. Stock options are also awarded periodically based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Corporation thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of the Corporation's stock on the date of grant.

   In September 1996, the Board approved a management Performance Incentive Compensation Plan to become effective October 1, 1996. The purpose of the plan is to share the rewards of excellent performance with those managers who provide the knowledge, direction and work to accomplish results that are above expectations. Standards of measurement have been developed and the Associations must meet the goals as identified in their strategic business plans.

   Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if the Associations' return on shareholders' equity is less than the approved minimum for that fiscal year. Participants in the plan are limited to executives who are responsible for directing functions which have significant impact on the growth and profitability of the Associations and the Corporation.

   Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared with peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits Committee.

   During the fiscal year ended September 30, 1998, the base compensation for A. Thomas Hood, President and Chief Executive
Officer of the Corporation, was $196,414, which represented a 5.5% increase from the previous fiscal year.

       PEOPLES FEDERAL SAVINGS            FIRST FEDERAL SAVINGS AND LOAN
         AND LOAN ASSOCIATION                ASSOCIATION OF CHARLESTON
       Joseph A. Baroody, Chairman         Gary C. Banks, Jr., Chairman
       A. L. Hutchinson, Jr.               Paul G.  Campbell
       Thomas E. Rogers, Jr.               James C.  Murray
       Herman B. Speissegger, Jr.          Walter A. Stilley, III
                                           Thomas E. Thornhill

                       FIRST FINANCIAL HOLDINGS, INC.
                           James C.  Murray, Chairman
                           Paula Harper Bethea
                           A. L. Hutchinson, Jr.
                           Thomas J. Johnson

   Compensation Committee Interlocks And Insider Participation. The Board has a Compensation/Benefits Committee currently composed of Messrs. Murray, Hutchinson, Johnson and Mrs. Bethea.
Mr. Murray is presently the Committee's Chairman. The Committee reviews and ratifies the actions of the Compensation Committees of First Federal and Peoples Federal. No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries, except Mr. Hutchinson, who retired as President of First Financial in 1995.

   NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

   Performance Graph. The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Peer Group Index for Nasdaq Stocks.*

           Comparison of Five Year Cumulative Total Returns
                         Performance Graph for
                    FIRST FINANCIAL HOLDINGS, INC.

                                                     9/30/93   9/30/94  9/30/95  9/30/96  9/30/97  9/30/98
  FIRST FINANCIAL HOLDINGS, INC.                     $ 100.0   $ 115.5  $ 146.6  $ 149.5  $ 291.3  $ 266.5
  CRSP Index for Nasdaq Stock Market (US Companies)    100.0     100.8    139.3    165.2    226.8    231.8
  CRSP Peer Group Index for Nasdaq Stocks              100.0     115.0    147.1    173.2    299.4    301.8
    (SIC 6030-6039 US Only) Savings Institutions

Assumptions

     Assumes $100 invested September 30, 1993 in First Financial
     Holdings, Inc. Common Stock, Nasdaq Stock Market (U.S. Companies) and CRSP Peer Group Index for Nasdaq Stocks.

     Total return assumes reinvestment of dividends.

     Fiscal year ending September 30.

*  Source:  Center for Research in Security Prices (CRSP), the
   University of Chicago Graduate School of Business.

             COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

   Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than 10 percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC.

   Based solely on a review of the reports and written representations provided to First Financial by the above-referenced persons and, except as noted below, the Corporation believes that during the fiscal year ended September 30, 1998, all filing requirements applicable to its reporting officers, directors and greater than 10 percent beneficial owners were properly and timely in compliance. In July 1998 amended Forms 4 were filed to correct an incorrectly reported stock price on a dividend reinvestment plan purchase for A. Thomas Hood and John L. Ott, Jr. Form 4 for Hugh L. Willcox, Jr. (Peoples Federal Director) was filed in June 1998 to correct entries made in October 1997 and April 1998 totaling an increase of 51 shares owned.


                     TRANSACTIONS WITH MANAGEMENT

   Applicable laws and regulations require that all loans or extensions of credit by the Associations to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Associations have adopted policies which comply with these provisions.


                         SHAREHOLDER PROPOSALS

   Article II, Section 15 provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article IX of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the meeting ("shareholder notice") must be given not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 31 days notice of the meeting is given to shareholders by the Corporation, a shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at such meeting.

   In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, no later than August 25, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.


                             OTHER MATTERS

   The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgement of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.


                     ANNUAL REPORT TO SHAREHOLDERS

   A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 1998 are being mailed to each shareholder of record together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF THE CORPORATION'S SOLICITING MATERIAL.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Phyllis B. Ainsworth

                              PHYLLIS B. AINSWORTH
                              SECRETARY


Charleston, South Carolina
December 23, 1998